CVR Partners, LP Corporate Presentation June 2021

1 Forward Looking Statements; Safe Harbor This presentation contains forward-looking statements (“FLS”) based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. The assumptions and estimates underlying FLS are inherently uncertain and are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective information. Accordingly, there can be no assurance we will achieve the future results we expect or that actual results will not differ materially from expectations. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns or matters that are not historical facts are FLS and include, but are not limited to, statements regarding future: improving industry fundamentals and business environment; grain pricing and carryout inventory levels; new supply coming online; domestic demand, and impact thereon from Winter Storm Uri and 2021 turnaround schedules; costs to produce nitrogen fertilizer, including of natural gas feedstock and freight; impact of crop inventory carryout on demand for fertilizer; our market position, and the attractiveness thereof; cost of logistics; utilization; corn pricing, planted acreage and yields, and the impact thereon on carryout; Chinese and domestic ethanol demand; South American crop conditions; grain pricing impact on fertilizer application; Urea, ammonia and UAN pricing; the strategic location of our assets, including our ability to minimize distribution costs and maximize net back pricing, and our access to rail distribution points and storage locations, among others; ammonia and UAN production volumes; diversity of our customer base; ammonia utilization; feedstock cost and sales revenue; corn stock ratios; demand for ammonia applications; imports; input, logistics and distribution (including costs thereof); marketing agreements; population; biofuel consumption; diets in developing countries; nitrogen consumption; corn demand, stocks, uses, pricing, consumption, production, planting and yield; financial performance; upward trends in ammonia and UAN sales and pricing; capital and turnaround expenses and the timing of our turnarounds; our ESG objectives; farming activities and the timing thereof; and other matters. The assumptions and estimates underlying FLS are inherently uncertain, many of which are beyond our control, and are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective information. Accordingly, there can be no assurance that we will achieve the future results we expect or that actual results will not differ materially from expectations. The FLS included in this presentation are made only as of the date hereof. You are cautioned not to put undue reliance on such FLS (including forecasts and projections regarding our future performance) because actual results may vary materially from those expressed or implied as a result of various factors, including, but not limited to those set forth under “Risk Factors” in CVR Partners, LP’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any other filings CVR Partners, LP makes with the Securities and Exchange Commission. CVR Partners, LP assumes no obligation to, and expressly disclaims any obligation to, update or revise any FLS, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures Certain financial information in this presentation (including EBITDA, Adjusted EBITDA and Available Cash for Distribution) are not presentations made in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and use of such terms varies from others in the same industry. Non-GAAP financial measures should not be considered as alternatives to income from continuing operations, income from operations or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for results as reported under GAAP. This presentation includes a reconciliation of certain non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. Safe Harbor Statement and Non-GAAP Financial Measures

Company Overview

3 ➢ CVR Partners, LP (NYSE: UAN) is a leading North American producer and distributor of nitrogen fertilizer products ▪ Delivered ~1.6MM tons of nitrogen products during LTM March 2021 ▪ Structured as a publicly-traded master limited partnership • Non-economic General Partner with no Incentive Distribution Rights (IDRs) ▪ Adjusted LTM EBITDA through March 31, 2021 of $76 million(1) ➢ Fundamentals are improving in the nitrogen fertilizer industry ▪ Global supply and demand is more balanced with limited supply coming online near-term ▪ Grain prices are at 10-year highs while carryout inventories are estimated to be at 10-year lows ▪ Low crop inventory carryout underpins Fall 2021 and Spring 2022 planting demand for fertilizer ▪ Domestic supply is tight due to outages caused by Winter Storm Uri and a heavy turnaround schedule in the second half of 2021 ▪ The U.S. provides the lowest cost environment to produce nitrogen fertilizer due to relatively low natural gas prices and freight costs for imports ➢ Attractive market position ▪ Plants are strategically located in the Corn Belt ▪ Low cost logistics options ▪ High utilization rates at production facilities ➢ Experienced management team Key Investment Highlights (1) Excludes $41 million non-cash goodwill impairment in 2Q 2020. See reconciliation on page 20.

4 Stable Long-Term Trends in Fertilizer Demand Global and Domestic Demand for Nitrogen Remains Steady Source: Fertecon, World Bank Global Nitrogen Consumption Global Arable Land per Capita Global nitrogen consumption increased by 15% between 2009 and 2020 driven by: ➢ Population growth ➢ Decrease in arable farmland per capita ➢ Biofuel consumption ➢ Continued evolution to more protein-based diets in developing countries H e c ta re s p e r P e rs o n 0.00 0.05 0.10 0.15 0.20 0.25 0.30 1 9 9 2 1 9 9 3 1 9 9 4 1 9 9 5 1 9 9 6 1 9 9 7 1 9 9 8 1 9 9 9 2 0 0 0 2 0 0 1 2 0 0 2 2 0 0 3 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 TBU Graph backup to match formatting TBU Graph backup to match formatting 10.0 10.5 11.0 11.5 12.0 12.5 13.0 13.5 14.0 M il li o n T o n n e s 50 60 70 80 90 100 110 120 130 140 M il li o n T o n n e s US Nitrogen Consumption

5 U.S. Nitrogen Fertilizer Supply & Demand Domestic Supply and Demand Picture is Currently More Balanced ➢ Fertilizers represent approximately 15% of farmers’ cost structure and significantly improves yields ➢ USDA projecting stocks to use ratio for 2020/2021 at approximately 9%, its lowest level since 2014 Source: USDA, Fertecon ➢ Major global nitrogen capacity build cycle largely complete in 2017/2018, and additional tons have been absorbed by the market ➢ Strong demand for spring ammonia application and loss of U.S nitrogen production in February due to Winter Storm Uri helped further tighten the market Lower ending corn stocks and the recent increase in corn prices have resulted in higher demand and increased product pricing for nitrogen fertilizer TBU Graph backup to match formatting (3,000) 1,000 5,000 9,000 13,000 17,000 '15 '16 '17 '18 '19 '20 '21e '22e '23e '24e '25e '26e '27e '28e '29e '30e (0 0 0 's o f n it ro g e n m e tr ic t o n s ) Production Imports Exports US Nitrogen Supply 8% 7% 9% 13% 13% 16% 14% 16% 14% 9% 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 11/12 12/13 13/14 14/15 15/16 16/17 17/18 18/19 19/20 20/21 Corn Stocks to Use Stocks to Use

6 Strong Demand for Corn in the U.S. Increasing Corn Consumption is Positive for Nitrogen Fertilizer Demand ➢ Corn has a variety of uses and applications, including feed grains, ethanol for fuel and food, seed and industrial (FSI) ➢ Feed grains ▪ ~96% of domestic feed grains are supplied by corn ▪ Consumes ~38% of annual corn crop(1) ➢ Ethanol ▪ Consumes ~37% of annual corn crop(1) ▪ Corn demand for 2021 may be impacted by the loss of gasoline and ethanol demand as a result of COVID-19 ▪ Increased export volumes are more than offsetting temporary demand loss from ethanol ➢ Corn production typically driven more by yield than acres planted ➢ Nitrogen fertilizer is generally low on the cost curve for farmers Source: USDA Economic Research Service and USDA WASDE. (1) Based on 2016 – 2020 average. U.S. Domestic Corn Use Domestic Corn Planted Acres and Yield per Acre 0.0 2.0 4.0 6.0 8.0 10.0 12.0 14.0 Feed / Residual Use Ethanol Seed & Industrial B u s h e ls i n B il li o n s 0 50 100 150 200 0 20 40 60 80 100 120 1 9 2 6 1 9 2 9 1 9 3 2 1 9 3 5 1 9 3 8 1 9 4 1 1 9 4 4 1 9 4 7 1 9 5 0 1 9 5 3 1 9 5 6 1 9 5 9 1 9 6 2 1 9 6 5 1 9 6 8 1 9 7 1 1 9 7 4 1 9 7 7 1 9 8 0 1 9 8 3 1 9 8 6 1 9 8 9 1 9 9 2 1 9 9 5 1 9 9 8 2 0 0 1 2 0 0 4 2 0 0 7 2 0 1 0 2 0 1 3 2 0 1 6 2 0 1 9 Planted acres Yield per acre Million planted acres Bushels per harvested acre Historical Corn Pricing $0 $2 $4 $6 $8 $10 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Corn $7.08 $ p e r B u s h e l

Recent Domestic Nitrogen Fertilizer Market Conditions

Summer 2020 – Present

2020

Summer

- NOLA UAN Fill price of $120/ton in July
- Corn prices ranged from $3.00-$3.50/bu, with concerns due to lower gasoline and ethanol demand amid the COVID-19 pandemic
- Drought conditions in parts of the Midwest led to lower-than-expected yields and Derecho storm in Iowa damaged over 10 million acres of corn

Fall

- Favorable weather conditions led to harvest being largely complete in October and setting up for fall ammonia run
- Corn prices rallied from the low $3/bu range to nearly $4/bu, driving fertilizer demand higher for the fall

Winter

- Planted acres and crop yields came in lower-than-expected while Chinese purchases of corn increased, leading to a 50% reduction in the USDA's carryout inventory estimates
- Fall demand for ammonia was the highest it has been in several years
  - Ammonia inventories were very low after the fall and prices remained firm
- Crop prices continued to increase, with corn reaching $5.50/bu in February
- Winter Storm Uri caused many nitrogen fertilizer production facilities to shut in, which further tightened inventories in advance of spring

2021

Spring

- USDA estimates of 91 million corn acres planted and yields of 172 bushels per acre imply a carryout of 9.2%, the lowest since 2014
- Corn prices continued to increase, reaching over $7/bu driven by strong Chinese and domestic ethanol demand and poor South American crop conditions
  - High grain prices incentivize higher fertilizer application to improve yields
  - Urea prices rallied across the globe and UAN prices followed suit, going from selling at a discount to urea on a nitrogen-equivalent basis for most of 2020 to selling at a premium
    - June NOLA prices for urea at $390-$400/ton and UAN at $290-$300/ton

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Strategically Located Assets

Well-Positioned in Premium Pricing Regions

- Large geographic footprint serving the Southern Plains and Corn Belt region
- Well positioned to minimize distribution costs and maximize net back pricing
- Rail loading rack at Coffeyville provides significant logistics optionality west of the Mississippi River due to access to both UP and BNSF delivery points
- Production sustainability due to storage capabilities at the plants and offsite locations
- Marketing agreement with LSB Industries for Pryor, OK, facility's UAN production



WA
OR
CA
NV
ID
MT
WY
UT
CO
AZ
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
AL
East Dubuque, IL
Coffeyville, KS
Pryor, OK
Company-Owned Nitrogen Fertilizer Facilities
Union Pacific, BNSF and shared lines
East Dubuque Facility Marketing Area
Third Party owned and operated marketing facility

Metric	Coffeyville Facility	East Dubuque Facility
Current Ammonia / UAN Capacity	1,300 / 3,000 TPD	1,075 / 1,100 TPD
2 Years Ended Q1 2021 Ammonia / UAN Volumes(1)	1,225 / 2,569 TPD	1,002 / 850 TPD
2 Years Ended Q1 2021 Ammonia / UAN Utilization(1)	94% / 86%	97% / 81%
Feedstock	Pet Coke	Natural Gas
Distribution Methods	Rail(2) & Truck	Rail(3), Truck & Barge

(1) Presented on a two-year rolling average to account for the impact of planned and unplanned outages to properly measure long-term utilization performance.
(2) Coffeyville Facility carries out railcar distribution via the Union Pacific or Burlington Northern Santa Fe railroad lines.
(3) East Dubuque Facility carries out railcar distribution via the Canadian National Railway Company.

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9 Sound Customer Base Diversified Customer Base Underpins High Utilization Distribution Channel (% of Net UAN Sales) Customer Diversification (% of Net Sales) ➢ Retailers and distributors are the main customers for UAN products ▪ Retailers and distributors accounted for 90% and 10%, respectively, of net UAN sales in 2020 ➢ CVR Partners sells ammonia products to customers in the agriculture and industrial sectors on a wholesale basis ▪ Agriculture and industrial customers accounted for 74% and 26%, respectively, of net ammonia sales in 2020 ➢ Contracts with customers are primarily fixed price with tenors less than one year Top Two Customers 26% Remaining Customers 74% End Market by Industry (% of Net Ammonia Sales) Customer Geography (% of Net Sales) Distributors 10% Retailers 90% Industrial 26% Agriculture 74% Southern Plains 26% Corn Belt 64% Other 9%

10 Key Operating Statistics Consistent High Utilization at Both Company-owned Facilities Consolidated Production Volumes(1) Ammonia Utilization(2) Consolidated Feedstock Costs(1) Consolidated Sales Revenue(1)(3) (1) For the last twelve months ended March 31, 2021. (2) Adjusted for planned turnarounds. (3) Excludes freight. Achieved record production of UAN and Ammonia at East Dubuque and record consolidated Ammonia utilization in Q1 2021 0 200 400 600 800 1,000 1,200 1,400 2017 2018 2019 2020 2021 T h o u s a n d s o f T o n s Ammonia (Gross Produced) Ammonia (Net Avail. for Sale) UAN Ammonia 30% UAN 64% Urea Products 5% Pet Coke 43% Natural Gas 47% Hydrogen 10% 93% 94% 93% 97% 93% 96% 75% 80% 85% 90% 95% 100% Two Years Ended March 31, 2020 Two Years Ended March 31, 2021 % o f C a p a c it y Coffeyville East Dubuque Consolidated

$0 $100 $200 $300 $400 $500 $600 $700 Jan-19 Jul-19 Jan-20 Jul-20 Jan-21 $ p e r T o n Ammonia - Corn Belt Ammonia - Southern Plains UAN - Corn Belt $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 Jan-19 Jul-19 Jan-20 Jul-20 Jan-21 P e t C o k e ( $ p e r T o n ) N a tu ra l G a s ( $ p e r M M B tu ) Natural Gas NYMEX Pet Coke 11 Sales Volumes Net Sales ($ millions) Ammonia and UAN Market Pricing(1) Natural Gas and Pet Coke Market Pricing(1) (1) Information used within these charts was obtained from various third-party sources including Green Markets (a Bloomberg Company) for ammonia and UAN market pricing, Pace Petroleum Coke Quarterly for pet coke market pricing, and the EIA for natural gas pricing. Net Sales Expected to Increase Increasing Product Prices and Sales Volumes Should Drive Net Sales Upwards 20202019 021 $2.62 $71.13 202019 2021 $560 $632 $335 202 241 332 310 1,289 1,261 1,312 1,267 0 200 400 600 800 1,000 1,200 1,400 2018 2019 2020 Q1 2021 LTM T h o u s a n d s o f T o n s Ammonia UAN $351 $404 $350 $336 $300 $320 $340 $360 $380 $400 $420 2018 2019 2020 Q1 2021 LTM $ i n M il li o n s

12 CVR Partners’ 2021 1Q Results Primed to Rebound from 2020 Based on Current Pricing and Demand Trends Adjusted EBITDA Margin Ammonia Product Pricing at Gate(2) Adjusted EBITDA(1) UAN Product Pricing at Gate(2) (1) Excludes $41 million non-cash goodwill impairment in 2Q 2020. See reconciliation on page 20. (2) Represents net sales less freight revenue divided by product sales volume in tons. $173 $199 $152 $159 $0 $50 $100 $150 $200 $250 2018 2019 2020 Q1 2021 $ p e r T o n $328 $392 $284 $300 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 2018 2019 2020 Q1 2021 $ p e r T o n $ i n M il li o n s $84 $107 $82 $76 $0 $20 $40 $60 $80 $100 $120 2018 2019 2020 Q1 2021 LTM 24% 26% 24% 23% 20% 21% 22% 23% 24% 25% 26% 27% 2018 2019 2020 Q1 2021 LTM

13 (1) Data collected from Green Markets (a Bloomberg Company) for ammonia and UAN market pricing. (2) Direct operating expenses are exclusive of depreciation and amortization, turnaround expenses and impacts of inventory adjustments. Improving Business Environment High Utilization and Improving Realized Prices Provide Positive Momentum LTM Pricing by Product(1) $0 $100 $200 $300 $400 $500 $600 $700 $ p e r T o n Ammonia - Corn Belt Ammonia - Southern Plains UAN - Corn Belt $560 $632 $335 ➢ We continue to see ammonia utilization greater than 95% ▪ Q1 2021 Coffeyville Facility utilization was negatively impacted by outages caused by a third-party air separator plant ▪ A shutdown due to Winter Storm Uri lowered Q1 2021 utilization at the East Dubuque Facility ➢ The nitrogen fertilizer industry reached an inflection point during the first quarter of 2021, where improved farmer economics translated into increased demand for nitrogen fertilizer as well as higher pricing ▪ The spring planting season has gone well with nitrogen fertilizer prices materially higher in Q2 2021 compared to Q1 2021 ➢ Direct operating expenses are budgeted at $35 – 40 million in Q2 2021(2)

14 Capital Expenditures and Turnaround Expenses Primarily Focused on Maintenance Spending Note: As of December 31, 2020 ➢ Shifted to a 3-year turnaround schedule from the previous 2-year schedule to progress reliability efforts ➢ Maintenance work completed during unplanned downtime at Coffeyville in 1Q20 enabled pushing the turnaround scheduled for the fall of 2020 to the fall of 2021 ➢ East Dubuque turnaround planned for the fall of 2021 has been deferred to the second half of 2022 2021 Turnaround spending planned at $8M - $10M ➢ Environmental and Maintenance spending planned at $18M - $20M ➢ Growth capex budgeted at $4M - $6M ▪ Growth capex budget includes Urea/UAN expansion projects at Coffeyville 2021 Total Capex budget of $22M - $26M $0 $5 $10 $15 $20 $25 $30 2016 2017 2018 2019 2020 2021e $ i n M il li o n s Maintenance Growth $0 $2 $4 $6 $8 $10 2016 2017 2018 2019 2020 2021e $ i n M il li o n s Turnaround spending East Dubuque Merger on April 1, 2016 East Dubuque Merger on April 1, 2016

Highlighting our Commitment to ESG

Focused on achieving ESG objectives

Environmental

- Consolidated Criteria Pollutant (CP) Emissions reduced by 20% from 2015 to 2019
- Nitrous oxide abatement and CO_2 sequestration efforts have enabled mitigation of over 1mm metric tons of CO_2e per year
- Manufactured hydrogen and ammonia qualifying as "blue" with carbon capture and sequestration via enhanced oil recovery

Social

- CVR Partners fosters a culture that supports diversity as part of its Mission & Values
- Focus on community outreach, including charitable giving and volunteerism
- Site-Level Community Impact Committees steer local contributions, sponsorships and volunteer activities

Governance

- ESG oversight assigned to Board of Directors through various committees
- Annual Code of Ethics & Business Conduct certification
- 38% of CVR Partners Directors are female or racially diverse
- Average tenure of CVR Partners Directors is less than 8 years
- Executive compensation tied to EBITDA thresholds and operating performance

The Mission & Values that guide CVR Partners are core to our sustainability commitment, including to carbon footprint reduction, through Board-approved projects

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16 Management Team Experienced in Refining and Fertilizer Industries Mark Pytosh* President & Chief Executive Officer ➢ Mr. Pytosh has served as Chief Executive Officer and President of the general partner since May 2014, as a director since 2011, and as Executive Vice President of CVR Energy since October 2014. Previously, Mr. Pytosh served as Executive Vice President and Chief Financial Officer for Alberta, Canada-based Tervita Corporation, an environmental and energy services company, from 2010 to 2014 and as Senior Vice President and Chief Financial Officer for Covanta Energy Corporation, from 2006 to 2010. Tracy Jackson* Executive Vice President & Chief Financial Officer ➢ Ms. Jackson has served as the Executive Vice President and Chief Financial Officer since May 2018. Prior to joining CVR Energy, Ms. Jackson held various positions at Tesoro Corporation and Tesoro Logistics LP including Vice President and Controller from March 2015 to October 2016, Vice President of Financial Planning and Analytics from September 2013 to March 2015, Vice President of Finance and Treasurer from October 2010 to September 2013, and Vice President of Internal Audit from May 2007 to September 2010. Melissa Buhrig Executive Vice President, General Counsel & Secretary ➢ Ms. Buhrig has served as the Executive Vice President, General Counsel and Secretary since July 2018. Prior to joining CVR Energy, Ms. Buhrig served as Executive Vice President, General Counsel and Secretary of Delek US Holdings, Inc. and the general partner of Delek Logistics Partners, LP from October 2017 to June 2018 and held various positions with Western Refining, Inc. Matthew Bley Chief Accounting Officer & Corporate Controller ➢ Mr. Bley has served as the Chief Accounting Officer and Corporate Controller since May 2018. Prior to joining CVR Energy, Mr. Bley held the roles of Assistant Controller of reporting from March 2015 to April 2018, Senior Manager of Financial Reporting from September 2013 to March 2015 and Manager of Accounting Research from May 2012 to September 2013 for Andeavor (formerly Tesoro Corporation). * Denotes presenter.

Appendix

Typical Farming Activities & Seasons

	January-March	April-June	July-September	October-December
Season	Dealer/Distributor Fill Orders & Wheat Topdress	Spring Planting	Dealer/Distributor Fill Orders	Dealer/Distributor Fill Orders & Fall Planting
Crop	No Planting	Corn Planting	Wheat Planting (Southern Territories)	Wheat Planting
Nitrogen Need	Fill Orders & Topdress	Topdress & Sidedress	Fill Orders	Fill Orders & Topdress
Pricing & Shipments	Prompt Pricing & Shipments Forward Pricing for Prepay Orders for Q2 Delivery Delivery of Prior Year Prepay Orders	Prompt Pricing & Shipments Delivery of Prior Year & Q1 Prepay Orders	Prompt Pricing & Shipments Forward Pricing for Fill Orders for Q4 Delivery	Prompt Pricing & Shipments Forward Pricing for Prepay Orders for Next Year Q1 & Q2 Delivery Delivery of Q3 Fill Orders

Note: Activities and timing exclusive of weather and other impacts

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Non-GAAP Financial Measures EBITDA represents net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense. Adjusted EBITDA represents net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense adjusted to exclude non-cash goodwill impairment. Available Cash for Distribution - EBITDA for the quarter excluding non-cash income or expense items (if any), for which adjustment is deemed necessary or appropriate by the board of directors (the “Board”) of our general partner in its sole discretion, less (i) reserves for maintenance capital expenditures, debt service and other contractual obligations, and (ii) reserves for future operating or capital needs (if any), in each case, that the Board deems necessary or appropriate in its sole discretion. Available cash for distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the Board. Note: Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document. 19

Reconciliation of Consolidated Net Income (Loss) to EBITDA, Adjusted EBITDA and Available Cash for Distribution

($ in Millions)

CVR Partners, LP	2016	2017	2018	2019	2020	2Q 2020	3Q 2020	4Q 2020	1Q 2021	TTM
Net Income (loss)	$ (27)	$ (73)	$ (50)	$ (35)	$ (98)	$ (42)	$ (19)	$ (17)	$ (25)	$ (103)
Add: Interest expense and other financing costs, net of interest income	49	63	63	63	63	16	16	16	16	$ 64
Add: Income tax expense (benefit)	0	0	(0)	(0)	0	0	0	0	0	0
Add: Depreciation and amortization	58	74	72	80	76	23	18	19	14	75
EBITDA	$ 80	$ 64	$ 84	$ 107	$ 41	$ (2)	$ 15	$ 18	$ 5	$ 35
Add: Non-cash goodwill impairment	-	-	-	-	41	41	-	-	-	41
Adjusted EBITDA	$ 80	$ 64	$ 84	$ 107	$ 82	$ 39	$ 15	$ 18	$ 5	$ 76

($ in Millions)

CVR Partners, LP	2016	2017	2018	2019	2020	2Q 2020	3Q 2020	4Q 2020	1Q 2021	TTM
EBITDA	$ 80	$ 64	$ 84	$ 107	$ 41	$ (2)	$ 15	$ 18	$ 5	$ 35
Add: Non-cash goodwill impairment	-	-	-	-	41	41	-	-	-	41
Less: Debt service	(46)	(60)	(59)	(60)	(60)	(15)	(15)	(15)	(15)	(60)
Less: Maintenance capital expenditures	(14)	(14)	(15)	(18)	(12)	(2)	(3)	(2)	(2)	(10)
Less: Common units repurchased	-	-	-	-	(7)	(1)	(1)	(5)	(1)	(8)
Less: Cash reserves for future operating needs	-	-	-	(28)	(5)	(11)	-	5	-	(5)
Less: Reserve for future turnaround expenses	-	-	-	-	(5)	(2)	(2)	(2)	(2)	(6)
Less: Major scheduled expenditures	-	-	-	-		-	-	-	-	-
Less: Reserve for repayment of current portion of long-term debt	-	-	-	-	(2)	(2)	-	-	-	(2)
Less: Cash reserve for recapture of prior negative available cash	-	-	-	-	(6)	(6)	-	-	-	(6)
Add: Loss on extinguishment of debt	5	-	-	-	-	-	-	-	-	-
Add: Insurance recovery - business interruption	4	-	-	-	-	-	-	-	-	-
Add: Impact of purchase accounting	13	-	-	-	-	-	-	-	-	-
Add: Available cash associated with East Dubuque 2016 first quarter	6	-	-	-	-	-	-	-	-	-
Add: Release of previously established cash reserves	-	-	-	25	3	-	-	-	5	5
Available cash for distribution	$ 49	$ (10)	$ 10	$ 27	$ (12)	$ -	$ (6)	$ -	$ (9)	$ (15)

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